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                                                                    EXHIBIT 21.1



                                  JETFAX, INC.

                                  SUBSIDIARIES

                                (ALL 100% OWNED)



JF ACQUISITION SUB, INC.
(Incorporated in California)

JETFAX DEUTSCHLAND GMBH
(Incorporated in Germany)


                                                                  Please Initial